UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ATE OF 1934

Commission File Number: 333-131084

Date of Report (Date of earliest event reported): May 16, 2011

CHINA DAQING M&H PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-2388650
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

 Jianqiao Road third Floor, Song Yuan City
Economic and Technology Development District
Jilin Province, P.R. China 138000
(Address of principal executive offices)(Zip Code)

406-282-3188
(Registrant's telephone number, including area code:)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2011, a wholly owned subsidiary, DaQing YueYu Oilfield Underground Technology Service Co., Ltd. (“Yueyu”), of China Daqing M&H Petroleum, Inc., a Nevada Corporation (the “Company”), entered a Share Transfer Agreement (the “Agreement”) with Wenli Wang, Guoqing Wang and Shuping Wang, the 100% shareholders of Songyuan City Liuhe Co., Ltd. (“Liuhe”), a privately owned company incorporated in China (collectively, the “Shareholders of Liuhe”).

Pursuant to the Agreement, Yueyu has agreed, subject to certain closing conditions, to purchase 100% of the equity of Liuhe.  The purchase includes an assignment to Yueyu of all of the rights and obligations under the Cooperation Agreement between Liuhe and Jilin Province Oilfield Branch Company of Petroleum China Co., Ltd, (the “Cooperation Agreement”).   Under the Cooperation Agreement Luihe operates the Big 28 Oilfield, which is a 8.57 square kilometer (2,117.69 acre) oil field in China. The total purchase price of the outstanding equity of Liuhe payable from Yueyu to the Shareholders of Liuhe is RMB 83,000,000 (approximately US $12,773,783) (the “Purchase Price”).

Pursuant to the Agreement, Yueyu will retain a United States auditor (the “Auditor”) to conduct an audit of Liuhe commencing in early June, 2011. In the event that the Auditor determines that any material issues would negatively affect the equity transfer under the Agreement, including but not limited to, any undisclosed liabilities, undisclosed litigation, untrue assets, material risks in the business, etc., Yueyu shall then inform the Shareholders of Liuhe of such findings by the Auditor and the parties shall first attempt to resolve the any issues through negotiation.  In the event that within 10 days from the date that Yueyu notified Liuhe of any material issues from the audit, and the Shareholders of Liuhe fail to resolve such issues to Yueyu’s satisfaction, Yueyu shall have the right to terminate the Agreement.  The audit must be completed by September 30, 2011.  In the event that the Auditor does not discover any material issues in the audit Yueyu is required to pay 60% of the Purchase Price within ten (10) days upon the completion of audit (RMB 49,800,000) (approximately US $7,664,269.80).  The balance of the Purchase is due (RMB33,200,000) (approximately US $5,109,513.20) by December 31, 2011.

Within ten (10) days of the receipt of 60% of the Purchase Price, the Shareholders of Liuhe are to transfer to Yueyu 60% of the equity of Liuhe and related business operation permits. Within ten (10) days of the receipt of the balance payment, the Shareholders of Liuhe are to transfer to Yueyu the remaining 40% of the equity and business operation permits of Liuhe.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.6   Share Transfer Agreement, dated as of May 16, 2011, by and among Daqing YueYu Oilfield Underground Technology Service Co., Ltd. and Wenli Wang, Guoqing Wang, and Shuping Wang (English translation version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2011                                                                                                                                                                  CHINA DAQING M&H PETROLEUM, INC.

                                                                         By:/s/ Linan Gong
                                                                                                                                                                                              Linan Gong, Chief Executive Officer